Exhibit 99.1

Funko Reports First Quarter 2018 Financial Results

EVERETT, Wash. May 10, 2018-- Funko, Inc. ("Funko,” or the “Company”) (Nasdaq: FNKO), a leading pop culture consumer products company, today reported its financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Highlights

•	Net sales increased 38.5% to $137.2 million
•	Gross margin(a) increased 210 basis points to 37.4% and included $1.8 million of costs related to Toys R Us shipments for which no revenue was recognized
•	Income from operations increased $5.8 million to $7.2 million
•	Net income increased to $2.2 million from a net loss of $5.6 million
•	Earnings per diluted share was $0.04
•	Adjusted pro forma net income(b) was $1.7 million, adjusted pro forma earnings per diluted share(b) was $0.03 and adjusted EBITDA(b) was $17.5 million

________________________

(a) Gross margin is calculated as net sales less cost of sales (excluding depreciation and amortization) as a percentage of net sales.

(b)  Adjusted pro forma net income, adjusted pro forma earnings per diluted share, EBITDA and adjusted EBITDA are non-GAAP measures. For a reconciliation of adjusted pro forma net income, adjusted pro forma earnings per diluted share, EBITDA and adjusted EBITDA to U.S. GAAP net income, please refer to the “Non-GAAP Financial Measures” section of this press release.

Brian Mariotti, chief executive officer, stated, “We had another great quarter and continued to deliver strong growth and consistent results across the business. Sales in the first quarter increased 39 percent to $137 million with strong demand across the board. At a time when traditional toy companies and retailers are struggling, we believe our continued strong and consistent results are a testament to our differentiated business and operating model. Our business is not hit driven, but rather, a balanced mix of evergreen back catalog content and newly released content across movies, television, video games, music and sports. With the globalization of content and the worldwide recognition of our products and Pop! brand, we are seeing growing demand for our products around the globe and could not be more excited about our future.”

Presentation

This press release presents historical results of Funko, Inc. for the first quarter ended March 31, 2018 and of Funko Acquisition Holdings, LLC (“FAH, LLC”), the predecessor of Funko, Inc. for financial reporting purposes, for the first quarter ended March 31, 2017. The initial public offering (“IPO”) and related reorganization transactions (the “Transactions”) that occurred on or before November 6, 2017 resulted in the Company being the sole managing member of FAH, LLC. The Company has a minority economic interest in FAH, LLC and as of March 31, 2018, Funko, Inc. owned 48.3% of FAH, LLC. As a result, the Company consolidates the financial results of FAH, LLC and reports a non-controlling interest in its consolidated financial statements.  Accordingly, the historical results of FAH, LLC do not purport to reflect what the results of operations of Funko, Inc would have been had the Company’s IPO and related transactions occurred prior to such periods.   As the Transactions are considered transactions among entities under common control, the financial statements for the periods prior to the IPO and related transactions have been adjusted to combine the previously separate entities for presentation purposes. Unless otherwise indicated, all financial comparisons in this press release compare our financial results from the 2018 first quarter to our financial results from the 2017 first quarter.

First Quarter 2018 Financial Results

Net sales increased 38.5% to $137.2 million in the first quarter 2018 from $99.1 million in the first quarter 2017. The increase in net sales was primarily driven by the continued expansion of products and properties in the Company’s portfolio. In the first quarter 2018, the number of active properties increased 8.6% to 454 from 418 and net sales per active property increased 27.5%. On a geographical basis, net sales in the United States increased 16.3% to $88.9 million and net sales in all foreign countries increased 113.6% to $48.4 million in the first quarter 2018 from the first quarter 2017 primarily due to growth in Europe. On a product category basis, net sales of figures increased 39.2% to $115.6 million and net sales of other products increased 35.0% to $21.6 million in the first quarter 2018 from the first quarter 2017.

The tables below show the breakdown of net sales on a geographical and product category basis (in thousands):

	Three Months Ended March 31,		Period over Period Change
	2018	2017	Dollar	Percentage
United States	$88,850	$76,406	$12,444	16.3%
Foreign	48,361	22,646	25,715	113.6%
	$137,211	$99,052	$38,159	38.5%

	Three Months Ended March 31,		Period over Period Change
	2018	2017	Dollar	Percentage
Figures	$115,578	$83,032	$32,546	39.2%
Other	21,633	16,020	5,613	35.0%
	$137,211	$99,052	$38,159	38.5%

Gross margin(a) increased 210 basis points to 37.4% in the first quarter 2018 from 35.3% in the first quarter 2017. Included in cost of sales and gross margin was $1.8 million of costs related to Toys R Us shipments in the first quarter for which no revenue was recognized. Also, impacting the year over year gross margin(a) comparison was $1.5 million of inventory step up costs related to the acquisition of Underground Toys in the first quarter 2017.

SG&A expenses increased 38.7% to $34.8 million in the first quarter 2018 from $25.1 million in the first quarter 2017. The majority of the increase was driven from the growth in the business, including incremental expenses associated with our direct distribution model in Europe and other international markets, our Loungefly operations and Funko Animation Studios. More specifically, personnel expenses increased $7.9 million and were primarily driven by the buildout of our sales, operating and administrative teams worldwide, and facilities and rent expenses increased $1.6 million primarily due to new facilities associated with our direct distribution model in Europe and at Loungefly.

Depreciation and amortization expense increased 38.1% to $9.3 million in the first quarter 2018 from $6.7 million in the first quarter 2017. The majority of the $2.6 million increase was from higher depreciation on mold and tooling costs as we continue to expand our product offerings.

Net interest expense decreased 15.6% to $5.9 million in the first quarter 2018 from $7.0 million in the first quarter 2017 due to lower debt levels.

The Company ended the first quarter 2018 with net debt of $235.2 million, which includes total debt of $241.7 million less cash and cash equivalents of $6.5 million. See additional information regarding net debt under “Non-GAAP Financial Measures” below. Inventory was $74.0 million on March 31, 2018 versus $79.1 million on December 31, 2017 and $52.8 million on March 31, 2017.

Conference Call and Webcast

The Company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, May 10, 2018, to further discuss its first quarter results. Investors and analysts can participate on the conference call by dialing (877) 407-9039 or (201) 689-8470. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at https://investor.funko.com/. The replay of the webcast will be available for one year.

About Funko

Headquartered in Everett, Washington, Funko is a leading pop culture consumer products company. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at https://funko.com/, and follow us on Twitter (@OriginalFunko) and Instagram (@OriginalFunko).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the underlying trends in our business, growing demand for our products, our potential for growth, and future opportunities. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to maintain and realize the full value of our license agreements; the ongoing level of popularity of our products with consumers;

changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; our ability to attract and retain qualified employees and maintain our corporate culture; risks associated with our international operations; changes in U.S. tax law; foreign currency exchange rate exposure; the possibility or existence of global and regional economic downturns; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; reputational risk resulting from our e-commerce business and social media presence; risks relating to our indebtedness and our ability to secure additional financing; the potential for our electronic data to be compromised; the influence of our significant stockholder, ACON, and the possibility that ACON’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; volatility in the price of our Class A common stock; and the potential that we will fail to establish and maintain effective internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2017 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations:

John Rouleau or Rachel Schacter, ICR

InvestorRelations@Funko.com

203-682-8200

Media:

Julia Young, ICR

FunkoPR@icrinc.com

203-682-8200

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Funko, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2018	2017
	(In thousands, except per share data) (Unaudited)
Net sales	$137,211	$99,052
Cost of sales (exclusive of depreciation and amortization shown separately below)	85,921	64,061
Selling, general, and administrative expenses	34,810	25,092
Acquisition transaction costs	28	1,801
Depreciation and amortization	9,301	6,734
Total operating expenses	130,060	97,688
Income from operations	7,151	1,364
Interest expense, net	5,896	6,985
Other (income) expense, net	(1,442)	6
Income (loss) before income taxes	2,697	(5,627)
Income tax expense	460	—
Net income (loss)	2,237	(5,627)
Less: net income attributable to non-controlling interests	1,338	—
Net income (loss) attributable to Funko, Inc.	$899	$(5,627)

Earnings per share of Class A common stock (1):
Basic	$0.04
Diluted	$0.04
Weighted average shares of Class A common stock outstanding (1):
Basic	23,338
Diluted	50,633

(1)	Basic and diluted earnings per Class A common stock is applicable only for the period after the Company’s initial public offering.

Funko, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2018	2017
	(In thousands, except per share data) (Unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,450	$7,728
Accounts receivable, net	88,616	115,478
Inventory	73,950	79,082
Prepaid expenses and other current assets	24,670	21,727
Total current assets	193,686	224,015
Property and equipment, net	40,910	40,438
Goodwill	113,498	110,902
Intangible assets, net	245,465	250,649
Deferred tax asset	82	51
Other assets	4,160	4,258
Total assets	$597,801	$630,313
Liabilities and Stockholders' Equity
Current liabilities:
Line of credit	$33,540	$10,801
Current portion long-term debt, net of unamortized discount	8,016	7,928
Accounts payable	23,222	53,428
Income taxes payable	2,634	2,268
Accrued royalties	18,858	25,969
Accrued expenses and other current liabilities	29,726	27,032
Current portion of contingent consideration	2,500	2,500
Total current liabilities	118,496	129,926
Long-term debt, net of unamortized discount	200,097	215,170
Deferred tax liability	689	588
Deferred rent and other long-term liabilities	3,929	3,474
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 23,338 shares issued and outstanding as of March 31, 2018 and December 31, 2017	2	2
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 24,976 shares issued and outstanding as of March 31, 2018 and December 31, 2017	2	2
Additional paid-in-capital	130,292	129,320
Accumulated other comprehensive income	1,304	802
Retained earnings (deficit)	(8,917)	1,041
Total stockholders' equity attributable to Funko, Inc.	122,683	131,167
Non-controlling interests	151,907	149,988
Total stockholders' equity	274,590	281,155
Total liabilities and stockholders' equity	$597,801	$630,313

Funko, Inc. and Subsidiaries

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings per Diluted Share are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. EBITDA, Adjusted EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings per Diluted Share are not measurements of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, earnings per share or any other performance measure derived in accordance with U.S. GAAP. We define EBITDA as net income (loss) before interest expense, net, income tax expense, depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted for monitoring fees, non-cash charges related to equity-based compensation programs, earnout fair market value adjustments, inventory step-ups, acquisition transaction costs, foreign currency transaction gains and losses and other unusual or one-time items. We define Adjusted Pro Forma Net Income as net income attributable to Funko, Inc adjusted for the reallocation of income attributable to non-controlling interests from the assumed exchange of all outstanding common units and options in FAH, LLC (or the common unit equivalent of profit interest in FAH, LLC for periods prior to the IPO) for newly issued-shares of Class A common stock of Funko, Inc. and further adjusted for the impact of certain non-cash charges and other items that we do not consider in our evaluation of ongoing operating performance.  These items include, among other things, reallocation of net income attributable to non-controlling interest, monitoring charges, non-cash charges related to equity-based compensation programs, earnout fair market value adjustments, inventory step-ups, acquisition transaction costs, foreign currency transaction gains and losses and other unusual or one-time items, and the income tax expense effect of (1) these adjustments and (2) the pass-through entity taxable income as if the parent company was a subchapter C corporation in periods prior to the IPO.  We define Adjusted Pro Forma Earnings per Diluted Share as Adjusted Pro Forma Net Income divided by the weighted-average shares of Class A common stock outstanding, assuming (1) the full exchange of all outstanding common units and options in FAH, LLC (or the common unit equivalent of profit interest in FAH, LLC for periods prior to the IPO) for newly issued-shares of Class A common stock of Funko, Inc and (2) the dilutive effect of stock options and unvested common units, if any.  We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings per Diluted Share may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA, Adjusted EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings per Diluted Share in the same manner. We present EBITDA, Adjusted EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings per Diluted Share because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.  Management uses EBITDA, Adjusted EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings per Diluted Share as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations; for planning purposes, including the preparation of our internal annual operating budget and financial projections; as a consideration to assess incentive compensation for our employees; to evaluate the performance and effectiveness of our operational strategies; and to evaluate our capacity to expand our business.

By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our Senior Secured Credit Facilities use Adjusted EBITDA to measure our compliance with covenants such as senior leverage ratio. EBITDA, Adjusted EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings per Diluted Share have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income (loss) or other financial statement data presented in this press release as indicators of financial performance. Some of the limitations are:

•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

•such measures do not reflect changes in, or cash requirements for, our working capital needs;

•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and

•other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, EBITDA, Adjusted EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings per Diluted Share should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP measures only supplementally. As noted in the table below, Adjusted EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings per Diluted Share include adjustments for non-cash charges related to equity-based compensation programs, earnout fair market value adjustments, inventory step-ups, acquisition transaction costs, foreign currency transaction gains and losses, and other unusual or one-time items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. In addition, Adjusted EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings per Diluted Share

include adjustments for other items, such as monitoring fees, that we do not expect to regularly record following our IPO. Each of the normal recurring adjustments and other adjustments described herein and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

In addition, this press release refers to the non-GAAP financial measure Net Debt, which consists of total debt as reported on the consolidated balance sheet less cash and cash equivalents. Management believes that Net Debt provides useful information to investors because it shows the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

The following tables reconcile EBITDA, Adjusted EBITDA, Adjusted Pro Forma Net Income, and Adjusted Pro Forma Earnings per Diluted Share to the most directly comparable U.S. GAAP financial performance measure, which is net income (loss) (in thousands):

	Three Months Ended March 31,
	2018	2017
	(In thousands, except per share data) (Unaudited)
Net income (loss) attributable to Funko, Inc.	$899	$(5,627)
Reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	1,338	—
Monitoring fees (2)	—	480
Equity-based compensation (3)	972	772
Earnout fair market value adjustment (4)	—	8
Inventory step-up (5)	—	1,501
Acquisition transaction costs and other expenses (6)	28	2,634
Foreign currency transaction (gain) loss (7)	(1,442)	6
Income tax (expense) benefit (8)	(104)	82
Adjusted pro forma net income	1,691	(144)

Weighted-average shares of Class A common stock outstanding-basic	23,338
Dilutive common units of FAH, LLC that are convertible into Class A common stock	27,295
Adjusted pro forma weighted-average shares of Class A stock outstanding - diluted	50,633
Adjusted pro forma earnings per diluted share	$0.03

	Three Months Ended March 31,
	2018	2017
	(in thousands, except per share data) (Unaudited)
Net income (loss)	$2,237	$(5,627)
Interest expense, net	5,896	6,985
Income tax expense	460	—
Depreciation and amortization	9,301	6,734
EBITDA	$17,894	$8,092
Adjustments:
Monitoring fees (2)	—	480
Equity-based compensation (3)	972	772
Earnout fair market value adjustment (4)	—	8
Inventory step-up (5)	—	1,501
Acquisition transaction costs and other expenses (6)	28	2,634
Foreign currency transaction (gain) loss (7)	(1,442)	6
Adjusted EBITDA	$17,452	$13,493

(1)

Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income was attributable to non-controlling interests.

(2)

Represents monitoring fees paid pursuant to a management services agreement with ACON that was entered into in connection with the ACON Acquisition, which terminated upon the consummation of the IPO in November 2017.

(3) (4)

Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards.

Reflects the increase in the fair value of contingent liabilities incurred in connection with the Underground Toys Acquisition.

(5)	Represents a non-cash adjustment to cost of sales resulting from the Underground Toys Acquisition.

(6)	Represents legal, accounting, and other related costs incurred in connection with the IPO and acquisitions, both potential and completed.

(7) (8)

Represents both unrealized and realized foreign currency (gains) losses on transactions other than in U.S. dollars.

Represents the income tax expense effect of (i) the above adjustments and (ii) the pass-through entity taxable income as if the parent company was a subchapter C corporation in periods prior to the IPO. This adjustment uses an effective tax rate of 25.0% and 36.2% for the three months ended March 31, 2018 and 2017, respectively.